EXHIBIT 8.2

Opinion of Davis Polk & Wardwell LLP

July 2, 2009

ORIX Corporation

Mita NN Building

4-1-23 Shiba

Minato-ku

Tokyo 108-0014

JAPAN

Ladies and Gentlemen:

We are acting as United States counsel to ORIX Corporation, a joint stock corporation incorporated under the laws of Japan (the “Company”) in connection with the Registration Statement on Form F-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission on July 2, 2009 by the Company for the purpose of registering under the United States Securities Act of 1933, as amended (the “Act”), shares of the Company’s common stock, without par value. We have examined such matters of fact and law as we have deemed necessary or advisable for the purpose of this opinion.

We have considered the statements included under the caption “Item 10. Additional Information—Taxation—United States Taxation” in the Company’s annual report on Form 20-F for the fiscal year ended March 31, 2009, which has been incorporated by reference in the Registration Statement. In our opinion, such statements, in so far as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, fairly summarize in all material respects the matters referred to therein.

We are members of the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States. In expressing our opinion herein, we have relied as to all matters of the laws of Japan upon the opinion of Mitsui Company which has been filed as an Exhibit to the Registration Statement. Our opinion is, insofar as such laws are concerned, subject to the assumptions, qualifications and exceptions contained in such opinion of Mitsui Company.

We hereby consent to the use of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this opinion.

In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP